As filed with the Securities and Exchange Commission on September 24, 2007

                                                     Registration No. 333-146261
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-8


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   -----------


                                 COPYTELE, INC.
             (Exact Name of Registrant as Specified in its Charter)

                 Delaware                                  11-2622630
    (State or Other Jurisdiction of                     (I.R.S. Employer
     Incorporation or Organization)                    Identification No.)

                              900 Walt Whitman Road
                            Melville, New York 11747
                                 (631) 549-5900
               (Address, Including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)

                    COPYTELE, INC. 2003 SHARE INCENTIVE PLAN
                              (Full Title of Plan)


                                 Denis A. Krusos
                Chairman of the Board and Chief Executive Officer
                                 CopyTele, Inc.
                              900 Walt Whitman Road
                            Melville, New York 11747
                                 (631) 549-5900

                     (Name and Address, Including Zip Code,
        and Telephone Number, Including Area Code, of Agent for Service)

                                Explanatory Note

On September 21, 2007, CopyTele, Inc. (the "Registrant") filed a Registration Statement on Form S-8 (File No. 333-146261) (the "Registration Statement"). This Post-Effective Amendment No. 1 to the Registration Statement has been filed by the Registrant to re-file the opinion and consent of Duane Morris LLP, filed as
Exhibit 5, solely to correct a typographical error. All other portions of the Registration Statement, as previously filed, remain unchanged. No additional securities are to be registered, and registration fees were paid upon filing of the original Registration Statement. Therefore, no further registration fee is required.

     Item 8.   Exhibits.
     ------    --------

       Exhibit No.           Description
       -----------           -----------

           5        -        Opinion and consent of Duane Morris LLP.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized at Melville, State of New York, on this 24th day of September, 2007.

                                     CopyTele, Inc.

                                     By:  /s/ Denis A. Krusos
                                          -------------------
                                          Denis A. Krusos
                                          Chairman of the Board and Chief
                                          Executive Officer

                                  EXHIBIT INDEX


     Exhibit No.                               Description
     -----------                               -----------
         5        -        Opinion and consent of Duane Morris LLP.